AIG SERIES TRUST
RESPONSE TO ITEM 77Q1 FOR THE CURRENT
FILING OF N-SAR Period Ended October 31, 2007

SUB ITEM 77Q1e  COPIES OF AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS


i     2010 HIGH WATERMARK FUND
2015 HIGH WATERMARK FUND
   2020 HIGH WATERMARK FUND
   2025 HIGH WATERMARK FUND


AMENDMENT TO SUBADVISORY AGREEMENT


      This AMENDMENT TO SUBADVISORY AGREEMENT is dated as of August 27, 2007, by and among AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware Corporation the Adviser, AIG SERIES TRUST, a Delaware statutory trust the Trust and TRAJECTORY ASSET MANAGEMENT LLC, a Delaware limited liability company the Subadviser.

W I T N E S S E T H:

	WHEREAS, the Adviser, Trust and the Subadviser are parties to a Subadvisory Agreement dated June 3, 2004, as amended, pursuant to which the Subadviser furnishes investment advisory services to certain series the Series of the Trust as listed on Schedule A of the Subadvisory Agreement;

      WHEREAS, the parties desire to amend the Subadvisory Agreement to comply with the requirements of rules 17a-10, 10f-3, 12d3-1 and 17e-1 under the Investment Company Act of 1940, as amended, relating to certain exemptions available for transactions with subadvisory affiliates; and

      WHEREAS, the Board of Trustees of the Trust has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Series.

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1. The following provision is inserted after the last sentence in subparagraph i under Section 1b of the Subadvisory Agreement:

 The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Series or other series of the Trust, to the extent any other subadvisers are engaged by the Adviser, or any other subadvisers to other investments companies that are under common control with the Trust, concerning transactions of the Series in securities or other assets, other than for purposes of complying with the conditions of paragraphs a and b of rule 12d3-1 under the Act.

2. The Subadvisory Agreement, as expressly amended hereto, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.





				AIG SUNAMERICA ASSET MANAGEMENT CORP.


				By:_______________________________________
				Name:	Peter A. Harbeck
				Title:	President & CEO



				AIG SERIES TRUST


				By:_______________________________________
				Name:
				Title:



				TRAJECTORY ASSET MANAGEMENT LLC


				By: _______________________________________
				Name:
				Title:








ii LONG HORIZON FUND
	SHORT HORIZON INCOME FUND


AMENDMENT TO SUBADVISORY AGREEMENT


      This AMENDMENT TO SUBADVISORY AGREEMENT is dated as of August 27, 2007, by and among AIG SUNAMERICA ASSET
MANAGEMENT CORP., a Delaware Corporation the Adviser
AIG SERIES TRUST, a Delaware statutory trust the Trust, and TRAJECTORY ASSET MANAGEMENT LLC, a Delaware limited liability company the Subadviser.

W I T N E S S E T H:

	WHEREAS, the Adviser, Trust and the Subadviser are parties to a Subadvisory Agreement dated December 27, 2005, as amended,pursuant to which the Subadviser furnishes investment advisory services to certain series the Series of the Trust as listed on Schedule A of the Subadvisory Agreement;

      WHEREAS, the parties desire to amend the Subadvisory
Agreement to comply with the requirements of rules 17a-10, 10f-3, 12d3-1 and 17e-1 under the Investment Company Act of 1940, as amended, relating to certain exemptions available for transactions with subadvisory affiliates; and

      WHEREAS, the Board of Trustees of the Trust has approved this Amendment to the Subadvisory Agreement and it is not required to be approved by the shareholders of the Series.

      NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

3. The following provision is inserted after the last sentence in the subparagraph i under
Section 1b of the Subadvisory Agreement:

 The Subadviser also represents and warrants that in furnishing services hereunder, the Subadviser will not consult with any other subadviser of the Series or other series of the Trust, to the extent any other subadvisors are engaged by the Adviser, or any other subadvisers to other investments companies that are under common control with the Fund, concerning transactions of the Series in securities or other assets, other than for purposes of complying with the conditions of paragraphs a and b of rule 12d3-1 under the Act.

4. The Subadvisory Agreement, as expressly amended hereto, shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.





				AIG SUNAMERICA ASSET MANAGEMENT CORP.


				By:_______________________________________
				Name:	Peter A. Harbeck
				Title:	President & CEO



				AIG SERIES TRUST


				By:_______________________________________
				Name:
				Title:



				TRAJECTORY ASSET MANAGEMENT LLC


				By:_______________________________________
				Name:
				Title: